Exhibit 99.1

Lincare Holdings Inc. Announces Three-for-Two Stock Split

Press Release Source: Lincare Holdings Inc. On Friday May 14, 2010, 4:30 pm EDT

CLEARWATER, Fla., May 14, 2010 (GLOBE NEWSWIRE) — Lincare Holdings Inc. (Nasdaq:LNCR - News) announced today that its Board of Directors has declared a three-for-two stock split. The stock split will be effected in the form of a 50% stock dividend to be distributed on June 15, 2010, to shareholders of record on June 3, 2010. No fractional shares will be issued in connection with the stock split, and any resulting fractional shares will be paid in cash based on the closing price of Lincare common stock on the record date of June 3, 2010.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased to announce the declaration of a three-for-two stock split. We believe this is a good opportunity to increase the trading volume and liquidity of our common shares. We continue to believe that favorable demographics and our commitment to clinical excellence and high quality customer service will drive strong growth in our business and enhance our competitive position.”

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 750,000 customers in 48 states through 1,071 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Contact:

Lincare Holdings Inc.

Paul G. Gabos

(727) 530-7700